Exhibit 99.1

2025 (1) The Business Combination Proposal – to consider and vote upon a proposal (a) to approve and adopt the agreement and plan of merger dated October 18, 2023 (as amended on December 1, 2023, December 15, 2023, January 31, 2024, and September 30, 2024, and as it may be further amended, supplemented or otherwise Delaware limited liability company and (b) to adopt and approve the (2) The Advisory Governance Proposals – to consider and vote upon four separate proposals to approve, on a non-binding advisory basis, certain governance provisions in the amended and restated 2A – to consider and vote for the governance $50,000 divided into 500,000,000 shares, par 2B – to consider and vote for the governance 2C – to consider and vote for the governance 2D – to consider and vote for the governance any director to be removed, with or without cause, by an ordinary resolution, and (b) directors to also be removed by notice in writing signed by not less than three-fourths (3) The Nasdaq Proposal – to consider and vote upon a proposal to approve, for purposes of (4) The Incentive Plan Proposal – to consider and vote upon a proposal to approve the (5) The Adjournment Proposal – to consider and approve, if presented, a proposal to RF ACQUISITION CORP. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Vote by Internet -QUICK EASY FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED Signature______________________________Signature, if held jointly__________________________________Date_____________, 2025 PROXY CARD RF ACQUISITION CORP. – THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2A, 2B, 2C, 2D, 3, 4, AND 5. your votes like this X FOR AGAINST ABSTAIN INTERNET – www.cstproxyvote.com proxy card available when you access the Vote at the Meeting – special meeting, you will need your 12 digit control number to vote electronically at the https://www.cstproxy.com/ rfacquisitioncorp/bc2025 MAIL – and return it in the postage-paid envelope Your Internet vote authorizes the named proxy to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on [•], 2025. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN

194299 RF Acq. Corp Proxy Card Rev2 Back

2025

Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting of Stockholders

To view the Proxy Statement and to Attend the Special Meeting, please go to: https://www.cstproxy.com/rfacquisitioncorp/bc2025

PROXY CARD ▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

FOR THE SPECIAL MEETING OF STOCKHOLDERS OF

RF ACQUISITION CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Tse Meng Ng, the Company's Chief Executive Officer, as proxy (the "Proxy"), with the power to appoint a substitute to vote the shares that the undersigned is entitled to vote (the "Shares") at the Special Meeting of stockholders of RF Acquisition Corp. (the "Company") to be held on [•], 2025 at [•]:[•] a.m. Eastern Time, virtually via live webcast at **https://www.cstproxy.com/rfacquisitioncorp/bc2025** or at any adjournments and/or postponements thereof. Such Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxy's discretion on such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof. The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said meeting. Capitalized terms used herein but not otherwise defined shall have the meanings as set forth in the accompanying proxy statement.

The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said meeting. Capitalized terms used herein but not otherwise defined shall have the meanings as set forth in the accompanying proxy statement.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED AND DELIVERED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2A, 2B, 2C, 2D, 3, 4, AND 5. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)